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                                                                   EXHIBIT 10(m)





                                SYSCO CORPORATION

                        SPLIT DOLLAR LIFE INSURANCE PLAN






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                                TABLE OF CONTENTS

ARTICLE I - Purposes, Definitions and Duration
Purpose.........................................................................................................1.1
Definitions.....................................................................................................1.2
Term............................................................................................................1.3

ARTICLE II - Administration
Powers of the Committee.........................................................................................2.1
Committee Organization and Voting...............................................................................2.2
Reimbursement of Expenses.......................................................................................2.3
Resignation or Removal..........................................................................................2.4

ARTICLE III -- Participation
Eligibility of Employees........................................................................................3.1
Designation of Eligible Employees...............................................................................3.2
Election to Participate.........................................................................................3.3

ARTICLE IV - Benefits
Death Benefit...................................................................................................4.1
Contributions and Funding.......................................................................................4.2
Responsibility for Payments and Withholding of Taxes............................................................4.3
Termination of Benefits for a Participant.......................................................................4.4
Assignment of Death Benefits....................................................................................4.5

ARTICLE V - Rights of Participants
Limitation of Rights............................................................................................5.1
Prerequisites to Benefits.......................................................................................5.2

ARTICLE VI - Miscellaneous
Amendment or Termination of Plan................................................................................6.1
Claims Procedure................................................................................................6.2
Plan Year.......................................................................................................6.3
Agent for Process...............................................................................................6.4
Governing Law...................................................................................................6.5
Severability....................................................................................................6.6
Reliance Upon Information.......................................................................................6.7
Notice..........................................................................................................6.8
Continuance Permitted Upon Merger, Consolidation or Transfer of Assets..........................................6.9
Plan May Use Rabbi Trust.......................................................................................6.10

ARTICLE VII - ERISA Provisions
Named Fiduciary.................................................................................................7.1
Funding.........................................................................................................7.2
Payments........................................................................................................7.3




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                                SYSCO CORPORATION

                        SPLIT DOLLAR LIFE INSURANCE PLAN


                                    ARTICLE I

                       Purposes, Definitions and Duration

     1.1 Purpose. This Plan is established by Sysco Corporation for the purpose of providing life insurance protection for the family of certain employees.

     1.2 Definitions. Each term below shall have the meaning assigned thereto for all purposes of this Plan unless the context requires a different construction.

          (a)  "Board" means the board of directors of Sysco.

          (b) "Committee" means the members (and their successors) of the Compensation and Stock Option Committee of the Board.

          (c) "Employee" means any person who at the time such person is designated a Participant hereunder, is employed by Sysco in a position to contribute materially to the continued growth and development and to the future financial success of Sysco.

          (d) "Participant" means an Employee who has been designated by the Committee to participate in the Plan and who has entered into a Split Dollar Life Insurance Agreement with Sysco.

          (e) "Plan" means the Sysco Corporation Split Dollar Life Insurance Plan, as may be amended from time to time.

          (f) "Split Dollar Life Insurance Agreement" means the agreement entered into between the Participant and the Employer providing for life insurance protection for the family of certain Employees

          (g) "Sysco" means Sysco Corporation

     1.3 Term. The effective date of the Plan is July 4, 1999. The Plan shall continue until terminated by Sysco. The Committee in its sole discretion, may or may not designate eligible Participants during the term of the Plan.




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



                                   ARTICLE II

                                 Administration

     2.1 Powers of the Committee. The Committee shall have the exclusive responsibility for the general administration of the Plan, according to the terms and provisions of the Plan, and shall have all powers necessary to accomplish such purposes, including, but not by way of limitation, the right, power and authority:

          (a) to make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions hereof, provided such rules and regulations are evidenced in writing;

          (b) to construe all terms, provisions, conditions and limitations of the Plan and its construction thereof made in good faith and without discrimination in favor of or against any Participant shall be final and conclusive on all parties at interest;

          (c) to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan in such manner and to such extent as it shall deem expedient to carry the Plan into effect for the greatest benefit of all parties at interest, and its judgment in such matters shall be final and conclusive as to all parties at interest;

          (d) to determine which Employees shall be eligible to become Participants;

          (e) to determine all controversies relating to the administration of the Plan, including but not limited to: (1) differences of opinion arising between Sysco and any Participant; and (2) any questions it deems advisable to determine in order to promote the uniform administration of the Plan for the benefit of all parties at interest;

          (f) to determine within the limits specified by the Plan, the amount of insurance coverage and premium payments and the division between Sysco and the Employee of the insurance coverage, premium payments and cash surrender value for insurance policies on the life of a particular Participant;

          (g) to delegate by written notice such of the clerical and recordation duties of the Committee under the Plan as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan; and

          (h) to modify from time to time the terms of the sample Split Dollar Life Insurance Agreement attached as Exhibit A or of a Split Dollar Life Insurance Agreement to be executed by a certain Participant; provided, however, that such modification shall not be made to a Split Dollar Life Insurance Agreement after it has been executed by Sysco and a Participant without the consent of both parties.

     The Committee, in exercising any of the rights, powers, and authorities set out in this Section and all other sections of the Plan, shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final, conclusive and binding on all parties. The Committee's decision shall never be subject to de novo review.

     2.2 Committee Organization and Voting. The Committee shall select from among its members a chairman, who shall preside at all of its meetings, and shall select a secretary, without regard as to whether that person is a member of the Committee, who shall keep all records, documents and data pertaining to its supervision of the administration of the Plan. A majority of the members of the Committee constitutes a quorum for the transaction of business, and the vote of majority of the members present at any meeting will decide any question brought before that meeting. In addition, the Committee may decide any question by a vote, taken without a meeting of a majority of its members. A member of the Committee who is also a Participant shall not vote or act upon any matter relating solely to himself or herself.

     2.3 Reimbursement of Expenses. The members of the Committee shall serve without compensation for their services, but shall be reimbursed by Sysco for all expenses properly and actually incurred in performance of their duties under the plan.

     2.4 Resignation or Removal. Members of the Committee shall serve until they resign or are removed by the Board. Any member of the Committee may resign by giving at least 30 days written notice to the Board. The Board may remove any member of the Committee by written notice, which removal shall be effective as of the date specified in the notice. The Board is not required to give any advance notice of such removal.

                                   ARTICLE III

                                  Participation

     3.1 Eligibility of Employees. An Employee must be in a position to contribute materially to the continued growth and development and to the future financial success of Sysco in order to be eligible to participate in the Plan. An Employee shall be ineligible to participate in the Plan if the proposed insured(s) (e.g., the Employee and the Employee's spouse, if any) is declined for insurance coverage. The Committee from time to time may establish additional eligibility requirements for participation in the Plan.

     3.2 Designation of Eligible Employees. The Committee shall designate and notify in writing the Employees who are eligible to participate in the Plan. Any copy of such notification shall be given to Sysco. If a designated Employee is classified as a substandard or impaired risk by insurance carriers, the Committee has the discretion to declare the Employee ineligible to participate in the Plan or to enter into a Split Dollar Insurance Agreement with the Employee modified to make allowance for his or her substandard rating.

     3.3 Election to Participate. After the Employee has been notified by the Committee that he or she is eligible to participate in the Plan, such Employee must, in order to participate in the Plan, enter into a Split Dollar Life Insurance Agreement with Sysco in the format of the sample agreement attached as Exhibit A. At the option of the Employee, the trustee of a trust or a family member of





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

the Employee may enter into the Split Dollar Life Insurance Agreement and such trustee or family member shall possess all of the rights and obligations otherwise given to the Participant under this Plan and the Split Dollar Life Insurance Agreement. The obligation of Sysco to pay benefits under this Plan shall be effective upon the execution of the Split Dollar Life Insurance Agreement by the Participant and Sysco. The Split Dollar Life Insurance Agreement must be executed within 180 days after the date on which Sysco is notified that the Employee is eligible to participate in the Plan but Sysco shall not unduly delay its signature of the Split Dollar Life Insurance Agreement. If the Split Dollar Life Insurance Agreement is not signed within said 180 days, the Employee shall no longer be eligible to participate in the Plan but the Committee, in its sole discretion, shall have the authority to select said Employee again at a future time, in accordance with the provisions of Section 3.2, to be eligible to participate in the Plan.

                                   ARTICLE IV

                                    Benefits

     4.1 Death Benefit. The basic benefit provided under the Plan is a death benefit payable to the beneficiary designated by the Participant in an amount specified in the Split Dollar Life Insurance Agreement with the Participant subject to any limitations imposed by the life insurance policy. The amount of insurance on each Participant, and/or the Participant's spouse, is determined by the Committee and is not necessarily the same for all Participants.

     4.2 Contributions and Funding. The death benefit of each Participant is entirely funded with life insurance policies insuring the life of the Participant or the Participant's spouse or the joint lives of the Participant and the Participant's spouse. The Employer shall pay the required premium on each insurance policy although the Split Dollar Life Insurance Agreement may require the Participant to reimburse the Employer part of the premium payment.

     4.3 Responsibility for Payments and Withholding of Taxes. Sysco shall make the payments and calculate the deductions for such payments of any taxes required to be withheld by federal or any state or local government with respect to any economic benefit the Participant may realize from the Plan. The Committee shall furnish Sysco information concerning the amount of economic benefits under the Plan for each Participant.

     4.4 Termination of Benefits for a Participant. The benefits under the Plan for a Participant may be terminated as specified in Section 5.1 of the sample Split Dollar Life Insurance Agreement attached as Exhibit A, as it may be modified by the Committee with respect to a particular Participant.

     4.5 Assignment of Death Benefits. Each Participant has the power to assign all rights and obligations of the Participant in the insurance policies and under the Split Dollar Life Insurance Agreement and under this Plan to an assignee of the Participant's choice and thereafter such designee shall possess all of the rights and obligations of the Participant under this Plan and the Split Dollar Life Insurance Agreement.

                                    ARTICLE V

                           Rights of the Participants

     5.1 Limitation of Rights. Nothing in the Plan shall be construed:


         (a) to give any Employee of Sysco any right to be designated a Participant in the Plan other than at the sole discretion of the Committee;

         (b) to limit in any way the right of Sysco to terminate the Participant's employment with Sysco at any time;

         (c) to be evidence of any agreement or understanding, expressed or implied, that Sysco will employ Participant in any particular position or at any particular rate or remuneration;

         (d) to give the Employee or his or her beneficiary any interest or rights to the Employer's investment in the insurance policy on the Employee's life.

     5.2 Prerequisites to Benefits. No Participant, nor any person claiming through a Participant, shall have any right or interest in the Plan, or any benefits hereunder, unless and until all of the terms, conditions and provisions of the Plan which affect such Participant or such other person shall have been complied with as specified herein.

                                   ARTICLE VI

                                  Miscellaneous

     6.1 Amendment or Termination of Plan. The Board of Sysco may modify or terminate this Plan by a written instrument. Any modification or termination will then be binding upon all persons ever to become entitled to payments under this Plan. No amendment or termination, however, will affect a Split Dollar Life Insurance Agreement after it has been executed by Sysco and the Participant unless it is mutually agreed to by the Participant and Sysco.

     6.2 Claims Procedure. When a benefit is due, a Participant or other person entitled thereto should submit his or her claim in accordance with the claim procedure specified in the Split Dollar Life Insurance Agreement.

     6.3 Plan Year. The Plan Year for reporting to governmental agencies and employees will coincide with the fiscal year of Sysco. Sysco has a 52/53 week fiscal year beginning on the Sunday next following the Saturday closest to the June 30th of each calendar year.

     6.4 Agent for Process. Legal process may be served on the Committee at 1390 Enclave Parkway, Houston, Texas 77077.

     6.5 Governing Law. The Plan shall be construed, administered, and governed in all respects by the laws of the State of Texas, except as may be preempted by federal law.





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


     6.6 Severability. If any term, provision, covenant, or condition of the Plan is held to be invalid, void or otherwise unenforceable, the rest of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

     6.7 Reliance Upon Information. The Committee shall not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any such decision or action taken by the Committee in reliance upon any information supplied to it by any officer of Sysco, Sysco's legal counsel or Sysco's independent accountants in connection with the administration of this Plan shall be deemed to have been taken in good faith.

     6.8 Notice. Any notice or filing required or permitted to be given to the Committee or a Participant under this Plan shall be sufficient if in writing and hand delivered, facsimile transmitted, or sent by registered or certified mail to the principal office of Sysco or to the residential mailing address of the Participant. Such notice shall be deemed given as of the date of the delivery or, if delivery is made by mail, as of the date shown on the postmark on the envelope.

     6.9 Continuance Permitted Upon Merger, Consolidation or Transfer of Assets. Sysco's participation in this Plan shall not automatically terminate if it consolidates or merges and is not the surviving corporation, sells substantially all of its assets, is a party to a reorganization and its employees and substantially all of its assets are transferred to another entity, liquidates, or dissolves, if there is a successor organization. Instead, the successor may assume and continue this Plan by executing a direction, entering into a contractual commitment or adopting a resolution providing for the continuance of the Plan. Only upon the successor's rejection of this Plan or its failure to respond to the Employer's request that it affirm its assumption of this Plan within 90 days of the request shall this Plan automatically terminate; provided, however, that termination of the Plan shall not affect any Split Dollar Life Insurance Agreement after it has been executed unless agreed to by the Participant who is a party to such Split Dollar Life Insurance Agreement.

     6.10 Plan May Use Rabbi Trust. It is specifically recognized by both Sysco and the Participants that some or all of the Split Dollar Life Insurance Agreements may use Sysco Corporation Split Dollar Life Insurance Trust or other such Rabbi trusts to possess the insurance policy subject to such Split Dollar Life Insurance Agreements, to execute any collateral assignments and to carry out the obligations of Sysco under this Plan and such Split Dollar Life Insurance Agreements. However, under all circumstances, the rights of the Participants to the assets held in such trust will be no greater than the rights expressed in this Plan and the applicable Split Dollar Life Insurance Agreement. Nothing contained in the trust agreement will constitute a guarantee by Sysco that assets of Sysco transferred to the trust will be sufficient to pay any benefits under this plan or the applicable Split Dollar Life Insurance Agreement or would place the Participant in a secured position ahead of general creditors should Sysco become insolvent or bankrupt. The Rabbi trust designed to carry out Sysco's obligations under this Plan or the applicable Split Dollar Life Insurance Agreements must specifically set out these principles so it is clear in the Rabbi trust that the Participants are only unsecured general creditors of Sysco in relation to their benefits under this Plan and the applicable Split Dollar Life Insurance Agreements.





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

                                   ARTICLE VII

                                ERISA Provisions

     7.1 Sysco is the named fiduciary of the Plan for purposes of the Employee Retirement Income Security Act of 1974 and shall have the authority to control and manage the operation and administration of the Plan.

     7.2 The funding policy of the Plan will be through premium payments to the insurer issuing the insurance policy.

     7.3 The basis of payments from the Plan will consist of payments by the insurer in accordance with the insurance policy.

     IN WITNESS WHEREOF, the Employer has executed this instrument as of this 21st day of October, 1999.

                                      SYSCO CORPORATION



                                      By        /s/ MICHAEL C. NICHOLS
                                        ---------------------------------------






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




                                    EXHIBIT A

                                SYSCO CORPORATION

                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT

     This Agreement made and entered into between Sysco Corporation, (the "Employer") and _______________________________________ (the "Employee").

                              W I T N E S S E T H

     WHEREAS, Sysco has adopted the Sysco Corporation Split Dollar Life Insurance Plan (the "Plan") which is designed to encourage certain employees to continue in the service of Sysco by offering such employees assistance in providing life insurance protection for the employees' family; and

     WHEREAS, a Committee (the "Committee") has been established by the Plan to administer the Plan and to designate employees of Sysco who are eligible to participate in the Plan; and

     WHEREAS, the Committee has selected the Employee to be a participant under the Plan because the services of the Employee, the Employee's experience and knowledge of the affairs of Sysco, and the Employee's reputation and contacts in the industry are extremely valuable to Sysco; and

     WHEREAS, Sysco desires that the Employee remain in its service and wishes to receive the benefit of the Employee's knowledge, experience, reputation and contacts; and

     WHEREAS, Sysco is willing to encourage the Employee's continued service to Sysco by joining with the Employee for the mutual benefit of the parties hereto in an investment of life insurance on the life of the Employee, the life of the Employee's spouse, or the joint lives of the Employee and the Employee's spouse so as to provide life insurance protection for the Employee's family; and

     WHEREAS, the Employee will be the owner of the Insurance Policies acquired pursuant to the terms of the Agreement, and Sysco's Investment in the Insurance Policies will be represented by an assignment from the Employee to Sysco of limited ownership rights in the Insurance Policies; and

     WHEREAS, this plan is intended to qualify as a life insurance employee benefit plan as described in Revenue Ruling 64-328.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, Sysco and the Employee agree as follows:

                                    ARTICLE 1

                                   Definitions

         1.1 "Agreement" means this agreement, as it may be amended from time to time.

         1.2 "Change of Control" is defined in section 3.5.

         1.3 "Committee" means the administrative committee under the Plan.

         1.4 "Employee" means ____________.

         1.5 "Insurance Policies" means the policies or policy shown on the attached Schedule 1, together with any other policies that may be added to the Agreement.

         1.6 "Insurer" means an insurance company issuing Insurance Policies subject to this Agreement.

         1.7 "Plan" means the Sysco Corporation Split Dollar Life Insurance
     Plan.

         1.8 "Rabbi Trust" means the Sysco Corporation Split Dollar Life Insurance Trust.

         1.9 "Sysco" means Sysco Corporation.

         1.10 "Sysco's Investment" means the interest of Sysco in the Insurance Policy as defined in Section 4.1 of the Agreement.





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




                                    ARTICLE 2

                               Insurance Policies

         The Employee has purchased insurance on the life of the Employee, the life of the Employee's spouse or the joint lives of the Employee and the Employee's spouse for the benefit and protection of the Employee's family under the Insurance Policy or Insurance Policies shown on the attached Schedule 1 in the face amounts as shown on such schedule.

                                    ARTICLE 3

                                Premium Payments

     3.1 Sysco shall pay the required premium specified on Schedule 1 for each Insurance Policy on or before the due date.

     3.2 Any dividends attributable to each Insurance Policy shall be applied as Sysco and the Employee agree by an instrument in writing.

     3.3 The Employee shall pay to Sysco during each year the Insurance Policy is subject to this Agreement and during which Sysco makes a premium payment under section 3.1, an amount equal to the one-year term cost of the insurance protection to which the Employee is entitled under such Insurance Policy pursuant to the terms of this Agreement, including any term insurance rider and any insurance purchased by dividends, and such cost is to be determined under the principles established by applicable U.S. Treasury Department pronouncements, rulings and regulations in effect for determining such costs for insurance protection. The Employee shall reimburse Sysco for such one-year term cost within a reasonable time after payment of the required premium to the Insurer by Sysco on each Insurance Policy under section 3.1.

          (a) Until changed by U.S. Treasury Department pronouncements, rulings or regulations, the one-year term cost of insurance protection on a second to die policy on the joint lives of the Employee and the Employee's spouse shall be the lesser of the following:

                    (i) the current published one-year term rates available to all standard risks of the Insurer issuing such insurance protection, or

                    (ii) U.S. Life Table 38.

         (b) Until changed by U.S. Treasury Department pronouncements, rulings or regulations, the one-year term cost of insurance protection on the single life of the Employee or the Employee's spouse (including the single life of the survivor after the death of the first of the Employee and the Employee's spouse to die if the Insurance Policy covers their joint lives), shall be the lesser of the following:

                    (i) the current published one-year term rates of the Insurer issuing such insurance coverage, pursuant to the guidelines set forth in Rev. Rul. 66-110 and Rev. Rul. 67-154, or

                    (ii) an amount determined in accordance with the tables set forth in Rev. Rul. 55-747 (called the "PS 58 costs").

     3.4 Upon a Change of Control, Sysco shall, as soon as possible, but in no event longer than ninety days following the Change of Control, as defined herein, make an irrevocable contribution to the Rabbi Trust in an amount equal to the present value, using a 5% interest factor, of the remaining aggregate premiums required to be paid by Sysco on Schedule 1 for each Insurance Policy. The trustee of the Rabbi Trust shall pay future premiums for such Insurance Policy from such contributions and the appreciation and earnings thereon; provided, however, that, should such contributions and appreciation and earnings thereon prove insufficient to pay all of the premiums required by Schedule 1 for such Insurance Policy, Sysco shall remain liable to make such remaining premium payments.

     3.5 For purposes of this Agreement, Change of Control shall mean the occurrence of one or more of the following events:

         (a) Any "person," including a "syndication" or "group" as those terms are used in Section 13(d)(3) of the Securities Act, is or becomes the beneficial owner, directly or indirectly, of securities of Sysco representing 20% or more of the combined voting power of Sysco's then outstanding "Voting Securities" which is any security which ordinarily possesses the power to vote in the election of the Board of Directors of Sysco without the happening of any precondition or contingency;



         (b) Sysco is merged or consolidated with another corporation and immediately after giving effect to the merger or consolidation either (i) less than 80% of the outstanding Voting Securities of the surviving or resulting entity are then beneficially owned in the aggregate by (x) the stockholders of Sysco immediately prior to such merger or consolidation, or
     (y) if a record date has been set to determine the stockholders of Sysco entitled to vote on such merger or consolidation, the stockholders of Sysco as of such record date, or (ii) the Board of Directors, or similar governing body, of the surviving or resulting entity does not have as a majority of its members the persons specified in subparagraph (c)(i) and
     (ii) below;


         (c) If at any time the following do not constitute a majority of the Board of Directors of Sysco (or any successor entity referred to in subparagraph (b) above):


                 i. Persons who are directors of Sysco on July 4, 1999;

              ii. persons who, prior to their election as a director of Sysco (or successor entity if applicable) were nominated, recommended or endorsed by a formal resolution of the Board of Directors of Sysco;

          (d) If at any time during a calendar year a majority of the directors of Sysco are not persons who were directors at the beginning of the calendar year; and

          (e) Sysco transfers substantially all of its assets to another corporation which is a less than 80% owned subsidiary of Sysco.

                                    ARTICLE 4

                               Sysco's Investment

     4.1 Sysco's Investment in each Insurance Policy shall be:

          (a) except as provided in subsection (b) below, the lesser of (1) the cash surrender value of the Insurance Policy and (2) the amounts paid by Sysco as premiums on such Insurance Policy under the provisions of section
     3.1 with both (1) and (2) reduced by the amount of any indebtedness which may exist against such Insurance Policy and any unpaid interest on such indebtedness if said indebtedness was incurred after such Insurance Policy becomes subject to the Agreement and with (2) only reduced by the premiums paid by the Employee with respect to such Insurance Policy under the provisions of section 3.3;

          (b) at any time upon the death of the last insured, the amounts paid by Sysco as premiums on such Insurance Policy under the provisions of section 3.1 less (1) the amount of any indebtedness which may exist against such Insurance Policy and any unpaid interest on such indebtedness if said indebtedness was incurred after such Insurance Policy becomes subject to this Agreement, and (2) the premiums paid by the Employee with respect to such Insurance Policy under the provisions of section 3.3.


     4.2 The Employee will collaterally assign the Insurance Policies acquired pursuant to the terms of this Agreement to the Rabbi Trust as evidence of Sysco's Investment. The collateral assignment shall not be altered or changed without the written consent of Sysco. The Rabbi Trust shall have possession of the Insurance Policy during the term of this Agreement; provided, however, that the possessor of the Insurance Policy shall make such Insurance Policy available to the Insurer when it shall be necessary to endorse changes of beneficiary thereon in accordance with the Employee's right to appoint beneficiaries as provided in this Agreement or to exercise any other rights of the Employee to such Insurance Policy.

     4.3 The rights of Sysco and the Rabbi Trust under the collateral assignment are restricted to (a) assigning Sysco's Investment in the Insurance Policy to the Employee or the Employee's designee upon payment of Sysco's Investment, (b) upon the death of the last insured, obtaining that portion of the Insurance Policy death proceeds in an amount equal to Sysco's Investment at such insured's death, and (c) upon surrender of the Insurance Policy, obtaining that portion of the surrender proceeds not in excess of Sysco's Investment.

     4.4 Sysco and the Rabbi Trust are prohibited from taking any action that would endanger either the interest of the Employee or the payment of the proceeds in excess of Sysco's Investment to the beneficiary designated by the Employee upon the last insured's death. Prior to the termination of this Agreement, Sysco and the Rabbi Trust will not exercise the right to pledge the Insurance Policies, to surrender the Insurance Policies or paid up additions for cancellation or to partially surrender the Insurance Policies, to assign its rights to anyone other than the Employee or the

Employee's designee, and to borrow against the Insurance Policies even for the purpose of paying premiums unless there has been a default by the Employee under this Agreement.


     4.5 The Employee has the power to assign all rights of the Employee in the Insurance Policies and under this Agreement, change the beneficiary designation on each Insurance Policy and exercise settlement options. In the event of an assignment, the assignee shall possess all of the rights and obligations of the Employee under such Insurance Policy and this Agreement. The Employee has all rights to the Insurance Policies, not specifically granted to Sysco by this Agreement; provided, however, that the Employee may not exercise any rights in a manner which would endanger Sysco's Investment.

     4.6 Sysco and the Employee recognize that the investment of Sysco in the Insurance Policies and other assets held in the Rabbi Trust is also subject to the general creditors of Sysco as set forth in the Rabbi Trust. The Employee shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Rabbi Trust. Any rights created under the Plan or this Agreement shall be mere unsecured contractual rights of the Employee against Sysco. Any assets held by the Rabbi Trust will be subject to the claims of Sysco's general creditors under Federal and state law as specified in the Rabbi Trust.

     4.7 Any payments of Sysco's Investment in the Insurance Policy pursuant to the collateral assignment shall be first made from Insurance Policy cash values attributable to paid up additional life insurance and purchased by Insurance Policy dividends, if any. The Employee shall have no interest in paid up additional life insurance protection, if any, except to the extent the death benefit or cash value thereof exceeds Sysco's Investment.

                                    ARTICLE 5

                                   Termination

          This Agreement shall terminate on the happening of any one or more of the following events:

          (a) Mutual agreement of the parties;

          (b) Adjudication of Sysco as a bankrupt or a general assignment by Sysco to or for the benefit of creditors or dissolution of Sysco;

          (c) Surrender of all the Insurance Policies;

          (d) Payment in full to Sysco at any time of Sysco's Investment, at which time Sysco shall release the collateral assignment;

          (e) Cessation of Sysco's business;

          (f) The Employee ceases to be employed by Sysco for any reason except death. Additionally, Sysco, in its sole discretion, may terminate this Agreement upon any failure of the Employee to pay premiums to Sysco as provided in section 3.3.

                                    ARTICLE 6

                        Termination of Sysco's Investment

     6.1 Upon the death of the last insured, Sysco shall receive from the proceeds of all Insurance Policies payable upon such insured's death the full amount of Sysco's Investment in the death benefits in all such Insurance Policies. The balance of the proceeds of such Insurance Policies shall be paid
(a) to the beneficiary designated by the Employee or (b) if no such beneficiary has been designated, to the Employee's executor or administrator for administration as part of the Employee's estate.

     6.2 In the event of the termination of this Agreement under Article 5 (except as provided in Section (d) of Article 5), the Employee or the designee of the Employee shall have ninety days in which to pay Sysco in an amount equal to Sysco's Investment in each Insurance Policy. Upon the payment of such an amount, Sysco and the Rabbi Trust shall release the collateral assignment of the Insurance Policies. If the Employee or the designee of the Employee does not make such payment to Sysco within such ninety day period, the Employee may either (a) surrender the Insurance Policy as provided in the collateral assignment, or (b) transfer ownership of such Insurance Policy to Sysco, thereby discharging the obligation of the Employee to purchase Sysco's Investment in such Insurance Policy and relinquishing all rights of the Employee to such Insurance Policy under this Agreement.

     6.3 Upon the surrender or partial surrender of any Insurance Policy covered by this Agreement or should the Employee borrow against any Insurance Policy covered by this Agreement, the proceeds received upon such surrender, partial surrender or loan shall be used first to pay Sysco in an amount equal to Sysco's Investment in such Insurance Policy and any excess proceeds shall be paid to the Employee.

                                    ARTICLE 7

                                    Insurers


     The Insurer(s) issuing the Insurance Polices shall not be deemed to be a party to this Agreement for any purpose, nor is the Insurer in any way responsible for its validity or its enforcement. The Insurer shall not be obligated to inquire as to the distribution or application of any monies, payable or paid by the Insurer under the Insurance Policies, if the Insurer makes appropriate payment or otherwise performs its contractual obligations in accordance with the terms of the Insurance Policies. The Insurer shall be bound only by the provisions of the Insurance Policies or an endorsement thereto. Any payments made or actions taken by the Insurer in accordance with such Insurance Policies shall fully discharge the Insurer from liability.

                                     ARTICLE 8

                           Amendments and Miscellaneous

     8.1 This Agreement shall not be modified or amended except by a written instrument signed by Sysco and the Employee. This Agreement shall be binding upon the administrators, assigns and successors of the parties to this Agreement.

     8.2 The provisions of this Agreement shall be construed and enforced according to the laws of the State of Texas, except to the extent preempted by federal law.

     8.3 This Agreement and the Plan contain the entire contract between the parties and constitute a complete integration of the representations, covenants and promises of the Employee and Sysco. In case of a conflict, express or implied, between the terms of the Plan and this Agreement, the terms of the Plan will govern.

     8.4 This Agreement is not the basic employment contract between Sysco and the Employee and Sysco reserves the unqualified and unrestricted right to terminate the services of the Employee on exactly the same basis as if this Agreement had never been entered into.

     8.5 The Employee shall have no interest or rights in Sysco's Investment in any Insurance Policy.

                                    ARTICLE 9

                                ERISA Provisions

     9.1 Sysco is the named fiduciary of the Plan for purposes of the Employee Retirement Income Security Act of 1974 and shall have the authority to control and manage the operation and administration of the Plan.

     9.2 The funding policy of this Plan will be through premium payments to the Insurer as specified in this Agreement.

     9.3 The basis of payments from the Plan will consist of payments by the Insurer in accordance with the Insurance Policies.

     9.4 Claims for death benefits are established under the Insurance Policy by the Insurer. If for any reason a claim for benefits under the Plan other than death benefits is denied, Sysco shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial was based, such other data as may be pertinent and information on procedures to be followed by the claimant in obtaining a review of his or her claim, all written in a manner calculated to be understood by the claimant. For this purpose:

          (a) The claimant's claim shall be deemed filed when presented orally or in writing to Sysco.

          (b) Sysco's explanation shall be in writing and delivered to the claimant within ninety days of the date the claim is filed.

     The claimant shall have sixty days following his or her receipt of the denial of the claim to file with Sysco a written request for review of the denial. For such review, the claimant or his or her representative may submit pertinent documents and written issues and comments.

     Sysco shall decide the issue on review and furnish the claimant with a copy within sixty days of receipt of the claimant's request for review of his or her claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such sixty days, the claim shall be deemed denied on review.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this _____ day of ________________, ______.


                                      SYSCO CORPORATION, EMPLOYER


                                      By
                                        ---------------------------------------


                                      -----------------------------------------
                                      _____________________, Employee

                                   SCHEDULE 1


     The Insurance Policy or Insurance Policies covered by the foregoing Split Dollar Life Insurance Agreement between Sysco Corporation and the Employee include the following:


     1. Insurer: ________________________________

     2. Policy No. ______________________________

     3. Initial Face Amount: ______________________

     4. Insured(s): ______________________________

     5. Sysco Premium: $_________ annually from __________ through __________

     6. Employee section 3.3 Reimbursement: from __________ through __________



     EXECUTED this _____ day of ___________________, __________.


                                     SYSCO CORPORATION, EMPLOYER



                                     By
                                        ---------------------------------------



                                     ------------------------------------------
                                     ______________________, Employee